REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM


To the Shareholders of SCA Absolute
Return Fund and SCA Directional
Fund and
Board of Trustees of Northern Lights
Fund Trust


In planning and performing our audits of the financial statements of SCA
Absolute Return Fund and SCA
Directional Fund, each a series of
shares of beneficial interest of Northern
Lights Fund Trust (the "Funds"), as of
and for the year ended June 30, 2013,
in accordance with the standards of the
Public Company Accounting Oversight
Board (United States) ("PCAOB"), we
considered their internal control over
financial reporting, including control
activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of Northern Lights
Fund Trust is responsible for
establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America ("GAAP"). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of June 30, 2013.

This report is intended solely for the
information and use of management, the
shareholders of SCA Absolute Return
Fund and SCA Directional Fund, the
Board of Trustees of Northern Lights
Fund Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.




		BBD, LLP


Philadelphia, Pennsylvania
August 28, 2013